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                      AMENDMENT TO PARTICIPATION AGREEMENT


         Pursuant to Section 12.9 of the Participation Agreement, made and entered into as of the 1st day of May, 2000, by and among, Allmerica Financial Life Insurance and Annuity Company, Warburg Pincus Trust, Credit Suisse Asset Management, LLC, and Credit Suisse Asset Management Securities, Inc., the partied do hereby agree to amend Schedule 1 of the Participation Agreement to reflect the following:

                  1.  Group VEL Separate Account is hereby added to Schedule 1.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and behalf by its duly authorized representative. The Amendment shall take effect on August 25, 2000.

                         ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY By its authorized officer and not individually

                         By:    /s/ Richard M. Reilly
                                -------------------------------
                                Richard M. Reilly
                                President

                         WARBURG, PINCUS TRUST
                         By its authorized officer and not individually

                         By:    /s/ Hal Liebes
                                -------------------------------
                                Hal Liebes
                                Secretary

                         CREDIT SUISSE ASSET MANAGEMENT, LLC
                         By its authorized officer

                         By:    /s/ Hal Liebes
                                -------------------------------
                                Hal Liebes
                                General Counsel and Managing Director

                         CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC. By its authorized officer

                         By:    /s/ Hal Liebes
                                -------------------------------
                                Hal Liebes
                                Secretary